                                 SCHEDULE 14A

                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement            [_]Confidential for Use of the
                                          Commission
                                          Only (as permitted by Rule 14a-
                                          6(e)(2)
[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to rule 14a-11(c) or Rule 14a-12

                     ACCESS WORLDWIDE COMMUNICATIONS, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials:

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid

  (2) Form, Schedule or Registration Statement no.:

  (3) Filing Party:

  (4) Date Filed:

                     ACCESS WORLDWIDE COMMUNICATIONS, INC.

                               ----------------

                    Notice of Annual Meeting of Stockholders
                            to be held May 25, 1999

                               ----------------

                                                             Arlington, Virginia
                                                                  April 30, 1999

To the Holders of Common Stock of
 ACCESS WORLDWIDE COMMUNICATIONS, INC.:

   The Annual Meeting of the Stockholders of ACCESS WORLDWIDE COMMUNICATIONS, INC. (the "Company") will be held at the executive offices of the Company at 2200 Clarendon Boulevard, 12th Floor, Arlington, Virginia at 9:00 a.m., local time, on Tuesday, May 25, 1999, to consider and act upon the following matters:

  1. The election of seven directors for the ensuing year.

  2. To approve an amendment to the Company's 1997 Stock Option Plan (the "Stock Option Plan") to increase the number of shares of common stock authorized for issuance over the term of the Stock Option Plan by an additional 500,000 shares.

  3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants.

  4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   The close of business on April 27, 1999 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors,

                                          Michael Dinkins
                                          Senior Vice President, Secretary
                                          and Chief Financial Officer

   YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE MARK, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR VOTE CAN BE RECORDED.

                     ACCESS WORLDWIDE COMMUNICATIONS, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

   This Proxy Statement, which will be mailed commencing on or about April 30, 1999 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Access Worldwide Communications, Inc. (the "Company") for use at the 1999 Annual Meeting of Stockholders (the "Meeting") to be held on May 25, 1999, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive offices are located at 2200 Clarendon Blvd., Suite 1201, Arlington, Virginia, 22201.

   Holders of record of issued and outstanding shares of common stock, $.01 par value ("Common Stock"), of the Company, as of April 27, 1999 (the "Record Date") will be entitled to notice of and to vote at the Meeting as described below. On the Record Date, there were issued and outstanding 9,528,477 shares of Common Stock. The Company has no class or series of stock outstanding and entitled to vote at the Meeting other than the Common Stock. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Meeting.

   The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting or any adjournments thereof. Directors of the Company are elected by a plurality vote. Adoption of Proposals II and III will require the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on those proposals and present in person or represented by proxy. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his Proxy to vote the Proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a Proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

   Any Proxy may be revoked at any time before it is exercised by written notice to the Secretary of the Company. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy will not have the effect of revoking that Proxy unless the stockholder so notifies the Secretary of the Company in writing at any time prior to the voting of the shares represented by the Proxy.

I. ELECTION OF DIRECTORS

   Seven directors will be elected at the Meeting. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the seven nominees listed in the following table, unless contrary instructions are given. All of such nominees are presently serving as directors. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve. The directors elected by the stockholders will serve until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and shall have qualified. Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

                                                      Shares of Common
                                                        Stock Owned
                                                      Beneficially as
Name of Nominee and                                     of April 27,   Percent
Biographical Information                                  1999(1)      of Class
------------------------                              ---------------- --------
Peter D. Bewley, age 52, has been a director of the         13,000(2)     *
Company since May 1997. Mr. Bewley has been Senior
Vice President-General Counsel and Secretary of The
Clorox Company since February 1998. From May 1994 to
February 1998, he was Senior Vice President, General
Counsel and Secretary of NovaCare, Inc.
("NovaCare"), a national clinical and technological
leader in providing comprehensive rehabilitation
services. Prior to joining NovaCare, Mr. Bewley was
employed as an attorney with Johnson & Johnson for
17 years, most recently as Associate General
Counsel. Before that, he served as an associate with
the law firm of Wilmer, Cutler & Pickering from 1972
to 1977.
Liam S. Donohue, age 32, has been a director of the          2,200        *
Company since December 1996. Mr. Donohue is a
founding partner of DHM Arcadia Partners, a private
equity fund investing in the for-profit education
and training industry. From 1995 through 1998, Mr.
Donohue was a principal of Foster Management
Company, an investment advisor. In 1994, he was an
Associate of Salomon Brothers Corporate Finance
Group in London. From 1989 to 1993, he was an
Associate with Booz, Allen and Hamilton, Inc.'s
International Environmental Management Practice
where he started Booz, Allen's office in Budapest,
Hungary.
Lee H. Edelstein, age 51, has been a director of the       196,315(3)     2.1%
Company since October 1997 and President of the TMS
Professional Markets Group of the Company since
January 1997. In 1992, he founded TMS, a
pharmaceutical/healthcare direct marketing and
teleservices company acquired by the Company in
January 1997. Prior to founding TMS, Mr. Edelstein
worked for Goldline Laboratories, a division of IVAX
Corp., for 11 years in various management positions
including Operations Manager, Director of Marketing
and Vice President of Marketing and Business
Development.
John W. Fitzgerald, age 52, has been President,            313,000(4)     3.3%
Chief Executive Officer and a director of the
Company since April 1997. He was President and Chief
Operating Officer of Saatchi & Saatchi Worldwide
(1996) and he served in various capacities at
McCann-Erickson Worldwide from 1990 to 1995, serving
as President and Chief Executive Officer for McCann-
Erickson Japan and Vice Chairman of North America
and Chief Operating Officer of New York for McCann-
Erickson.
John H. Foster, age 56, has been a director of the       3,510,000(5)    36.8%
Company since December 1996. He is the founder and
Chairman of Foster Management Company. He is the
founder and Chairman of the Board of NovaCare since
December 1984. Between December 1984 and May 1997 he
was also Chief Executive Officer of NovaCare. Mr.
Foster has been Chairman of the Board of Integra,
Inc., a national mental health services company
since March 1991. He is also a director of NovaCare
Employee Services, Inc., a professional employer
organization, and a director of Corning
Incorporated, an international corporation with
business interests in specialty materials and
communications.

                                                   Shares of Common
                                                     Stock Owned
                                                   Beneficially as
Name of Nominee and                                  of March 24,      Percent
Biographical Information                               1999(1)         of Class
------------------------                           ----------------    --------
Stephen F. Nagy, age 54, has been Chairman of the     3,552,500(5)(6)    37.3%
Board and a director of the Company since
December 1996. Between January 1996 and September
1998 Mr. Nagy served as Chairman of the Board and
a director of Valley Forge Dental Associates,
Inc., a leading provider of dental services, as
well as Chief Executive Officer until October
1997. Mr. Nagy was Chairman of the Board of The
Pet Practice, Inc., a leading provider of
veterinary services, from March 1995 to July 1996
and a director from October 1993 to July 1996.
Mr. Nagy has been a Managing Partner of Foster
Management Company since 1989. He was President
of Foster Medical Corporation from 1982 to 1984
and Executive Vice President of Avon Products,
Inc. from 1984 to 1986. Mr. Nagy was a Vice
President of Foster Management Company from 1980
to 1982. From 1971 to 1980, Mr. Nagy was with
Booz, Allen and Hamilton, Inc., serving as Vice
President from 1976 to 1980.
Shawkat Raslan, age 47, has been a director of            2,000(7)        *
the Company since May 1997. Since June 1983, Mr.
Raslan has served as President and Chief
Executive Officer of International Resources
Holdings, Inc., an asset management and
investment advisory service for international
clients. Prior thereto, he served as Vice
President of Trans Arabian Investment Bank in
Bahrain from 1980 to 1983. From 1976 to 1980, Mr.
Raslan was a liaison officer and engineer for
Turner International in New York. Mr. Raslan
serves on the Board of Advisors of investment
funds managed by Foster Management Company. He
currently serves as a director of Integra, Inc.,
Arbitrage Associates, Parisco Limited, Tiedemann
International Research and U.S. HomeCare Corp.

--------
 * Less than one percent.
(1) As of April 27, 1999, each director had sole voting and investment power with respect to all shares shown in the table as beneficially owned by him, except as indicated below.
(2) Includes 2,000 shares of Common Stock presently issuable upon exercise of options.
(3) Includes 1,000 shares of Common Stock presently issuable upon exercise of options.
(4) Includes 60,000 shares of Common Stock presently issuable upon exercise of options.
(5) Includes 3,500,000 shares of Common Stock owned by Abbingdon Venture Partners Limited Partnership-II ("Abbingdon-II") and Abbingdon Venture Partners Limited Partnership-III ("Abbingdon-III), limited partnerships of which John H. Foster and Stephen F. Nagy are general partners of the general partner.
(6) Includes 20,000 shares of Common Stock owned by a trust for the benefit of Mr. Nagy's children, of which Mr. Nagy's spouse is trustee.
(7) Represents 2,000 shares of Common Stock presently issuable upon exercise of options.

   During the fiscal year ended December 31, 1998, the Board of Directors of the Company met four times. The Board of Directors also acted by means of unanimous written consent on two occasions during 1998. All of the directors attended at least 75% of the meetings of the Board of Directors and meetings of any committees of the Board on which such person served which were held during the time that such person served with the exception of John H. Foster who attended 50% of such Board and committee meetings.

   The Board has a Compensation Committee, an Audit Committee, an Acquisition Committee and a Nominating Committee. The members of the Compensation Committee are Peter D. Bewley, Liam S. Donohue, John H. Foster and Shawkat Raslan. The Compensation Committee has a Stock Option Subcommittee. The members of the Stock Option Subcommittee are Peter D. Bewley and Shawkat Raslan. The Compensation Committee makes recommendations to the full Board as to the compensation of senior management. The Stock Option Subcommittee administers the Company's Stock Option Plan and determines the persons who are to receive options, the number of shares subject to each option and the terms, including the exercise price, of such options. The Compensation Committee met one time in 1998. The Stock Option Subcommittee acted by unanimous written consent twelve times in 1998.

   The members of the Audit Committee are Peter D. Bewley, John H. Foster and Shawkat Raslan. The Audit Committee acts as a liaison between the Board and the independent accountants and annually recommends to the Board the appointment of the independent accountants. The Audit Committee reviews with the independent accountants the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls and monitors other corporate and financial policies. The Audit Committee met once during 1998 and met in early 1999 to review the results of the Company's 1998 audit.

   The members of the Acquisition Committee are John W. Fitzgerald, Liam S. Donohue, Lee H. Edelstein and Stephen F. Nagy. The Acquisition Committee is authorized to approve acquisitions of businesses having an aggregate purchase price of less than $5,000,000. The Acquisition Committee did not meet in 1998.

   The members of the Nominating Committee are Peter D. Bewley, John W. Fitzgerald, John H. Foster and Stephen F. Nagy. The Nominating Committee is authorized to review, approve and recommend persons for election as directors. The Nominating Committee did not meet during 1998. It will consider nominations by stockholders which should be submitted in writing to the Chairman of the Committee addressed in care of Secretary, Access Worldwide Communications, Inc., 2200 Clarendon Blvd, Arlington, Virginia 22201.

   Article Sixth of the Certificate of Incorporation of the Company provides that the Company shall indemnify and hold harmless any director, officer, employee or agent of the Company from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Company, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

   Article Eleventh of the Certificate of Incorporation of the Company contains a provision which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case in which the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law, or obtained an improper personal benefit.

Compensation of Directors

   Directors of the Company do not receive fees for service as directors but are reimbursed for out-of-pocket expenses.

   During the past fiscal year, Mr. Nagy, Mr. Fitzgerald and Mr. Donohue were granted options to purchase Common Stock of the Company. Such options were granted with an exercise price equal to the market price of the Common Stock on the date of grant and become exercisable in five equal installments on each anniversary after the date of grant.

   No family relationships exist between any of the directors and officers of the Company.

Executive Compensation

   The following table sets forth information for the fiscal years ended December 31, 1998 and December 31, 1997 concerning the compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                      Long-Term
                                  Annual Compensation             Compensation Award
                          ------------------------------------    ------------------
                                                                        All Other
        Name and                                  Other Annual  Stock  Compensation
   Prinicpal Position     Year Salary($) Bonus($) Compensation Options      (1)
   ------------------     ---- --------- -------- ------------ ------- ------------
John W. Fitzgerald......  1998 $300,000  $150,000      --       75,000    $1,494
President and Chief       1997  191,125    93,750      --      100,000       -0-
 Executive Officer
Michael Dinkins.........  1998  200,000    80,000      --       75,000    39,367
Senior Vice President of  1997   62,563    25,000      --       85,000       -0-
 Finance and
 Administration, Chief
 Financial Officer and
 Secretary
John Jordan.............  1998  235,000    82,500      --          -0-    11,910
President, TelAc          1997  221,451    62,970      --        5,000       -0-
 Teleservices Group
Lee H. Edelstein........  1998  150,000       -0-      --          -0-    18,063
President, TMS            1997  150,000       -0-      --        5,000       -0-
 Professional Markets
 Group
Douglas Rebak...........  1998  225,000       -0-      --          -0-    20,018
President, Phoenix        1997   36,645       -0-      --       24,000     2,274
 Marketing Group

--------
(1) Includes contributions made by the Company on behalf of the named executive officers to the Company's 401(k) Plan and a term life/disability insurance plan and other benefits such as reimbursement for moving costs, car allowances, etc.

   In 1998 the Company granted 150,000 options to the executive officers named in the Summary Compensation Table.

   The following table sets forth the grants of stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1998. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                     Option Grants in the Fiscal Year Ended
                               December 31, 1998

                                                                                Potential
                                                                               Realizable
                                                                            Value at Assumed
                                                                                 Annual
                                                                             Rates of Stock
                                                                                  Price
                                                                            Appreciation for
                                         Individual Grants                     Option Term
                         -------------------------------------------------- -----------------
                                     % of Total
                         No. of  Options Granted to   Exercise
                         Options     Employees         Price     Expiration
          Name           Granted   in Fiscal Year   ($Per Share)    Date       5%       10%
          ----           ------- ------------------ ------------ ---------- -------- --------
John Fitzgerald......... 75,000         20.9%          $6.50      10/22/08  $307,125 $775,125
Michael Dinkins......... 75,000         20.9%          $6.50      10/22/08  $307,125 $775,125

   The following table sets forth the number and value, net of exercise price, of shares of Common Stock acquired upon exercise of options on the date of exercise by the executive officers named in the Summary Compensation Table during the past fiscal year, and the number and value of options held by such executive officers at December 31, 1998.

                 Aggregate Option Exercises in the Fiscal Year
           Ended December 31, 1998 and Fiscal Year End Option Values

                                                  Number of Unexercised          Value of Unexercised In-
                                                  Securities Underlying              the Money Options
                                              Options at December 31, 1998         at December 31, 1998(1)
                                              ----------------------------       -------------------------
                           Shares
                          Acquired    Value
          Name           on Exercise Realized  Exercisable      Unexercisable    Exercisable Unexercisable
          ----           ----------- -------- -------------    ---------------   ----------- -------------
John Fitzgerald.........       0         0             60,000            115,000   $   0       $140,625
Michael Dinkins.........       0         0             25,000            135,000    33,750      275,625
John Jordan.............       0         0              1,000              4,000       0            0
Lee Edelstein...........       0         0              1,000              4,000       0            0
Douglas Rebak...........       0         0                  0             24,000       0            0

--------
(1) In-the-money options are those where the fair market value of the underlying Common Stock exceeds the exercise price thereof. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the options from the aggregate year-end market value of the underlying Common Stock.

Employment Arrangements

   The Company has entered into employment agreements with each of its executive officers. These agreements provide that the Company will employ each such executive officer on an "at will" basis and generally include certain non-competition agreements, confidentiality commitments, non-solicitation of employee provisions and assignment of work product agreements. Set forth below is a description of the terms of the employment arrangements for the five highest compensated executive officers of the Company based on their 1998 annual salary.

   John W. Fitzgerald entered into a four-year employment agreement with the Company effective in April 1997 which provides for Mr. Fitzgerald to serve as the President and Chief Executive Officer of the Company and to receive an annual base salary of $250,000, which base salary increased to $300,000 after the Company's initial public offering of its Common Stock on February 13, 1998 (the "Offering"). In addition, Mr. Fitzgerald is eligible for merit increases as determined at the discretion of the Board of Directors of the Company and is eligible to receive an annual bonus of up to 50% of his annual base salary based on the achievement on a weighted average basis of certain quantitative and qualitative goals to be mutually agreed upon by Mr. Fitzgerald and the Board of Directors of the Company. Mr. Fitzgerald received an option to purchase 50,000 shares of Common Stock at the price to the public in the Offering. Mr. Fitzgerald's employment agreement is automatically renewable for successive one year terms at the end of the initial term and each extended term, unless either party provides notice of termination at least six months prior to the expiration of such term. If Mr. Fitzgerald is terminated without "cause" during the term of his employment agreement, he is entitled to severance pay equal to one year's base salary due under the agreement, 100% of his bonus opportunity for the year of termination prorated through the date of such termination, health and medical insurance coverage for one year following the date of such termination, and, in certain cases, a car allowance for no more than three months following the date of such termination.

   Michael Dinkins entered into an employment agreement with the Company effective in August 1997 which provides for Mr. Dinkins to serve as the Senior Vice President of Finance and Administration and Chief Financial Officer of the Company and to receive an annual base salary of $175,000, which base salary increased to $200,000 after the Offering. In addition, Mr. Dinkins is eligible for merit increases as determined in the discretion of the Board of Directors of the Company and received an annual bonus in 1998 of $25,000 for calendar year 1997 and is eligible to receive a bonus of up to 40% of his base salary for each year thereafter, based on the achievement of certain objectives as agreed upon with the Chief Executive Officer of the Company. Mr. Dinkins received an option to purchase 50,000 shares of Common Stock at an exercise price of $5.00 per share, which options vest evenly over five years, except that 10,000 of the options vested upon consummation of the Offering. Mr. Dinkins received an option to purchase an additional 10,000 shares of Common Stock at the price to the public in the Offering. If Mr. Dinkins' employment is terminated by the Company for "cause," he is entitled to receive all salary accrued to the effective date of termination and not theretofore paid to him. If Mr. Dinkins is terminated without "cause" during the term of his employment agreement, he is entitled to severance pay equal to six months' base salary due under the agreement, plus an additional two months' base salary for each year of service with the Company up to a maximum of 12 months' total severance.

   John Jordan entered into a five-year employment agreement with the Company effective in December 1996 which provides for Mr. Jordan to receive an annual base salary of $220,000, subject to merit increases as determined at the discretion of the President of the Company. In addition, Mr. Jordan is eligible to receive an annual bonus of up to 35% of his base salary based on the achievement of certain operational, financial and performance objectives and certain corporate growth objectives established by the President of the Company. If Mr. Jordan's employment is terminated by the Company for "cause" or, in certain cases with notice from the Company, upon disability, he is entitled to receive all salary (and bonus, if earned and determined in accordance with the terms of the agreement) accrued to the effective date of termination and not theretofore paid to him, and any expense reimbursement due and not yet paid. If Mr. Jordan is terminated without "cause" during the term of his employment agreement, he is entitled to severance pay equal to all salary accrued to the effective date of such termination and not theretofore paid, a lump sum payment in the amount of $300,000, the prorated portion of any bonus earned in accordance with the terms of the agreement, and any expense reimbursement due and not yet paid.

   Lee H. Edelstein entered into a five-year employment agreement with the Company effective in January 1997 which provides for Mr. Edelstein to receive an annual base salary of $150,000, subject to merit increases at the discretion of the President and the Board of Directors of the Company. In addition, Mr. Edelstein is eligible to receive an annual bonus of up to 25% of his base salary based on the achievement of certain performance objectives. If Mr. Edelstein's employment is terminated by the Company for "cause" or, in certain cases with notice from the Company, upon disability, he is entitled to receive all salary (and bonus, if earned and determined in accordance with the terms of the agreement) accrued to the effective date of termination and not theretofore paid to him, and any expense reimbursement due and not yet paid. Mr. Edelstein's employment with the Company may be terminated by the Company at any time after January 15, 2000 without "cause". If Mr. Edelstein is terminated without "cause" after January 15, 2000, he is entitled to severance pay equal to the lesser of (i) his annual base salary paid through the scheduled expiration of the term of the agreement or (ii) six months' annual base salary, plus any expense reimbursement due and not yet paid.

   Douglas Rebak entered into a five-year employment agreement with the Company in October 1997 which provides for Mr. Rebak to receive an annual base salary of $225,000, subject to merit increases as determined at the discretion of the Chief Executive Officer of the Company. In addition, Mr. Rebak is eligible to receive an annual bonus of up to 20% of his base salary based on the achievement by the Company of certain financial goals. Mr. Rebak also received stock options to purchase 24,000 shares of the Company's Common Stock at $11.00 per share, one-half of which vest on December 31, 2000 and one-half on December 31, 2001. If Mr. Rebak's employment is terminated by the Company for "cause" or, in certain cases with notice from the Company, upon disability, he is entitled to receive all salary accrued to the effective date of termination and not theretofore paid to him. Mr. Rebak's employment with the Company may be terminated by the Company at any time after November 1, 2000 without "cause". If Mr. Rebak is terminated without "cause" after November 1, 2000, he is entitled to severance pay equal to the lesser of (i) his annual base salary paid through the scheduled expiration of the term of the agreement or (ii) six months' annual base salary. In certain cases, prior to November 1, 2000, the agreement may be terminated by Mr. Rebak upon 30 days' prior written notice to the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee reviews and makes recommendations regarding the compensation for executive officers and other key employees of the Company, including salaries and bonuses. No member of the Compensation Committee is an executive of the Company. The current members of the Compensation Committee of the Board of Directors of the Company for fiscal 1998 are Peter D. Bewley, John
H. Foster, Liam S. Donohue and Shawkat Raslan.

   As discussed in "Certain Transactions," the Company has engaged in a variety of transactions with limited partnerships of which John H. Foster and Stephen
F. Nagy are general partners of the general partner and Foster Management Company, an investment adviser, of which Mr. Foster is the Chairman of the Board and sole stockholder, Mr. Nagy is Managing Partner and Mr. Donohue was a Principal during 1998. For a more detailed description of such relationships and transactions, see "Certain Transactions."

                               PERFORMANCE GRAPH

   The following performance graph compares the cumulative total shareholder return on the Company's Common Stock to the Nasdaq Stock Market (U.S.) Index and to its peer group of five publicly traded companies engaged in contract research and outsourcing for the pharmaceutical industry (the "Peer Group Index") for the period commencing February 13, 1998 (the first date that the Company's Common Stock traded on the Nasdaq National Market) and ending December 31, 1998. The graph assumes that $100 was invested in each of the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index and the companies listed in the Peer Group Index (on a weighted market value basis) and that any dividends were reinvested. The members of the Peer Group Index are Applied Analytical Industries, Inc., Boron, LePore & Associates, Inc., Healthworld Corporation, Parexel International Corporation and Snyder Communications, Inc.


               COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG ACCESS WORLDWIDE COMMUNICATIONS, INC.,
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                                   [GRAPHIC]

* $100 INVESTED ON 2/13/98 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

                                                                2/13/98 12/31/98
                                                                ------- --------
NASDAQ National Market (US) Index..............................  $100     $129
Peer Group Index...............................................  $100     $ 85
Access Worldwide Communications, Inc...........................  $100     $ 70

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The report of the Compensation Committee documents the Committee's policies regarding executive officer compensation. The Company's philosophy and objectives in setting compensation are (i) to offer levels of compensation which are competitive with those offered by other companies in similar businesses; (ii) to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals; (iii) to link compensation with the Company's financial performance; and (iv) to align the interests of the Company's executives with the interests of the Company's stockholders.

   Base Salary. Base salary is determined by level of responsibility, individual performance and Company performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. After reviewing individual and Company performance and market studies on salaries at other companies of similar size, the Chief Executive Officer makes recommendations to the Compensation Committee concerning officers' salaries, other than his own. The Compensation Committee reviews and, with any changes it deems appropriate, approves these recommendations. Using the same review process, the Compensation Committee makes decisions pertaining to the Chief Executive Officer's salary. On the basis of the foregoing factors, during the 1998 fiscal year, the Compensation Committee established an annual salary of $300,000 for John Fitzgerald, the President and Chief Executive Officer of the Company.

   Executive Bonuses. Executive bonuses provide the opportunity for executive officers to earn additional compensation by achieving specific performance goals. The Company will pay a percentage of each participant's annual base salary as an annual bonus, provided the Company achieves specific performance objectives. These objectives are established by the Board of Directors of the Company in consultation with such executive officers. Pursuant to his employment agreement with the Company, Mr. Fitzgerald was eligible to receive a bonus, payable in cash, of up to 50% of his base salary. Mr. Fitzgerald's bonus was based on a weighted average of certain quantitative (60%) and qualitative (40%) goals. The quantitative goal was the achievement by the Company of a level of earnings per share which met analysts' expectations for fiscal year 1998. The qualitative goal was the achievement of certain managerial objectives. Both the quantitative and qualitative goals were met and Mr. Fitzgerald was awarded his full bonus of $150,000 for 1998 which was payable in March 1999.

   Stock Options. The Company periodically grants stock options to its executive officers and other key employees. The primary purpose of stock option grants is to align the interests of the Company's executive officers more closely with the interests of the Company's stockholders by offering the executives an opportunity to benefit from increases in the market price of the Company's Common Stock. Stock options provide long-term incentives that have enabled the Company to attract and retain key employees by encouraging their ownership of Common Stock. The stock option plans are administered by the Stock Option Subcommittee of the Compensation Committee, which determines the persons who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Stock Option Subcommittee may take into consideration any factors it deems relevant, including present and potential contributions to the success of the Company.

   Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation exceeding $1 million to each of the Company's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation meeting the requirements promulgated by the Internal Revenue Service under Section 162(m) will not be subject to the deduction limit. The Company intends to qualify its executive compensation arrangements to comply with such requirements.

                                          COMPENSATION COMMITTEE OF
                                          THE BOARD OF DIRECTORS

                                          Peter D. Bewley
                                          Liam S. Donohue
                                          John H. Foster
                                          Shawkat Raslan

      Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

   To the Company's knowledge, based solely on a review of copies of such reports furnished and confirmations that no other reports were required during the fiscal year ended December 31, 1998, except as provided below, its directors, executive officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements. Michael Connolly did not timely file a statement on Form 3 regarding his appointment as an executive officer in May 1998. Mr. Connolly subsequently filed a Form 3 in August 1998. Stephen F. Nagy failed to timely file a statement on Form 4 regarding one transaction in the month of May 1998. Mr. Nagy subsequently filed a Form 4 in the month of July 1998. John W. Fitzgerald failed to timely file a statement on Form 4 regarding two transactions in the month of September 1998. Mr. Fitzgerald subsequently filed a Form 4 in October 1998. Douglas Rebak failed to timely file statements on Form 4 regarding one transaction in June 1998 and one transaction in August 1998. Mr. Rebak subsequently filed a Form 4 in August 1998 and in October 1998, respectively. John Jordan was not timely in reporting twelve transactions in the month of November 1998 on a Form 4. Mr. Jordan subsequently filed a Form 4 in December 1998.

                              CERTAIN TRANSACTIONS

   Upon the consummation of the Offering, the Company repaid approximately $32.6 million (the "Partnership Debt") of principal and interest due under various promissory notes issued by the Company and/or its subsidiaries to Abbingdon Venture Partners Limited Partnership-II ("Abbingdon-II") and Abbingdon Venture Partners Limited Partnership-III ("Abbingdon-III" and together with Abbingdon II, the "Partnerships"), investment partnerships operated by Foster Management Company (an investment advisor of which Stephen
F. Nagy is Managing Partner, Liam S. Donohue was a Principal during 1998, and John H. Foster is the Chairman and sole stockholder). The Partnership Debt had been incurred (x) in connection with the Company's recapitalization in December 1996 (the "Recapitalization"), (y) for working capital purposes, and (z) in connection with the capitalization of TLM Holdings Corp. in January 1997, a company which merged with a subsidiary of the Company in October 1997 to become a wholly owned subsidiary of the Company.

   After the consummation of the Offering, John Jordan required the Company to prepay a 6% convertible promissory note in the principal amount of $926,100 which Mr. Jordan received from the Company at the time of the Recapitalization.

   The Company applied approximately $320,000 of the net proceeds from the Offering to pay all accrued but unpaid dividends on the shares of preferred stock outstanding prior to the Offering held by the Partnerships. The Partnerships agreed with the Company that simultaneously with the consummation of the Offering, the Partnerships would (x) exchange 36,000 shares of preferred stock held by them and (y) convert $2.9 million of the principal amount of promissory notes due December 1, 2006 for an aggregate of 65,000 shares of redeemable Preferred Stock, Series 1998, in a recapitalization. After the Offering, all of the Company's loan agreements with the Partnerships were terminated.

   The Company paid Foster Management Company a fee of $750,000 for its assistance in effecting the Offering.

   Lee H. Edelstein was a stockholder of TMS, substantially all of the assets of which a subsidiary of the Company acquired in January 1997. In consideration for such assets, such subsidiary paid to TMS $6.5 million in cash, issued three-year 6% subordinated promissory note of such subsidiary in the principal amount of

$1,300,000 and agreed to pay to Mr. Edelstein certain additional contingent payments of cash and Common Stock of such subsidiary payable over a three-year period dependent upon the achievement of certain financial and operational goals. In 1998, as part of the contingent payments due in connection with the acquisition of TMS, the Company issued 70,851 shares of Common Stock and made cash payments of $695,302.

   Douglas Rebak was a stockholder of Phoenix Marketing Group ("Phoenix"), substantially all the assets of which were acquired by a subsidiary of the Company effective October 1997. In consideration for such assets, such subsidiary paid to Phoenix $10,000,000 in cash, a 6% subordinated redeemable promissory note of the Company and such subsidiary (the "Redeemable Note") in the principal amount of $2,500,000 due the earlier of (i) ten days after the Offering or (ii) December 31, 1998, the Convertible Note, and agreed to pay to Phoenix certain additional contingent payments of the Company's Common Stock payable over a three-year period dependent upon the achievement of certain financial and operational goals. The principal amount of the Convertible Note was convertible into 208,334 shares of Common Stock at the rate of $12.00 per share of Common Stock. The Redeemable Note was repaid from the net proceeds of the Offering.

   In connection with the acquisition of the assets of Phoenix, the Company entered into a lease agreement with Phoenix Realty Partners, a New Jersey partnership ("Phoenix Realty"), of which Mr. Rebak is a partner, for two locations in Lincoln Park, New Jersey. The lease is for a term of ten years. In years one through five, the Company will pay Phoenix Realty fixed rent in the aggregate amount of $618,560 per year, payable in equal monthly installments. In years six through ten, the Company will pay Phoenix Realty fixed rent in the aggregate amount of $733,600 per year, payable in equal monthly installments.

   In December 1996, the Company sold to John Jordan, the President of the TelAc Teleservices Group of the Company, 75,000 shares of Common Stock at $.057 per share and in April 1997, the Company sold to John Fitzgerald, the President and Chief Executive Officer and a director of the Company, 230,000 shares of Common Stock at $.057 per share. The shares of Common Stock issued to Mr. Fitzgerald vest over a four-year period and the shares of Common Stock issued to Mr. Jordan vest over a five-year period, each contingent upon continued service with the Company. Messrs. Jordan and Fitzgerald purchased such shares pursuant to stock purchase agreements with the Company (the "Stock Purchase Agreements"). The Stock Purchase Agreements provide for restrictions on the sale of such shares and further provide that the Company has the option to repurchase such shares at $.057 per share upon the occurrence of certain conditions contained therein. The Company and each of Messrs. Jordan and Fitzgerald agreed, that, in the event of a proposed sale of control of the Company, each of such individuals will be permitted, or may be required, to sell a number of those shares of Common Stock covered by his respective Stock Purchase Agreement as shall be proportionate to the number of shares of Common Stock that the controlling stockholders shall sell of the shares owned by them, for the same consideration per share and on the same terms and conditions received by such controlling stockholders in such sale of control.

   On January 14, 1997, the Company executed a demand promissory note payable to PNC Bank under a credit facility (the "Prior Credit Facility") in the principal amount of the lesser of the amount borrowed or $6,000,000, with an interest rate, at the Company's option, equal to (a) the greater of (i) PNC Bank's prime rate, or (ii) the federal funds rate plus 0.5% or (b) the Eurodollar rate plus 2%, together with accrued interest. The Partnerships unconditionally guaranteed the payment of the Company's obligations to PNC Bank under such note. The Company applied a portion of the net proceeds from the Offering to retire such debt to PNC Bank. Upon such repayment, the guarantees by the Partnerships terminated.

   In December 1996, the Company purchased Jordan Computer Specialists Incorporated ("JCSI") from Jared Jordan, the brother of John Jordan. In consideration for his shares of JCSI stock, the Company paid to Jared Jordan $60,000 in cash and a three-year 6% subordinated convertible promissory note of the Company in the principal amount of $180,000. Mr. Jordan has the right to convert the principal amount of the note into shares of the Company's Common Stock at the rate of $13.00 per share if certain financial and operational goals are achieved by JCSI.

   In September 1997, the Company acquired all of the outstanding capital stock of Hispanic Market Connections, Inc. In consideration for such stock, the Company paid to Isabel Valdes, President of the Cultural Access Group of the Company, $1.5 million in cash and issued a three year, 6.5% subordinated promissory note in the principal amount of $240,000. In addition, the Company agreed to pay Ms. Valdes certain additional contingent payments of cash and Common Stock over a period of three years dependent upon the achievement of certain financial and operational goals.

   On October 24, 1998, the Company acquired all of the outstanding capital stock of A M Medica Communications Ltd. ("A M Medica"). In consideration for such stock, the Company paid to Ann Holmes, President of the A M Medica Communications Group of the Company, $22.0 million in cash, 122,045 shares of Common Stock, and a three year 6.5% subordinated promissory note in the principal amount of $5.5 million. In addition, the Company agreed to pay Ms. Holmes certain additional payments of cash and Common Stock over a five-year period dependent upon the achievement of certain financial and operational goals.

   The purchase price with respect to each of the acquisitions described above was determined by arms-length negotiations based upon the sale price of comparable companies. The Company believes that the terms of the other transactions with affiliated persons described above are no less favorable to the Company than the Company could have obtained from non-affiliated parties.

   On February 23, 1999, the Company agreed to redeem 25,000 of the 65,000 outstanding shares of the redeemable Preferred Stock, Series 1998 held by the Partnerships for a redemption price of $2.5 million. The Company redeemed the 25,000 shares of Preferred Stock, Series 1998 on March 12, 1999, the date the Company entered into a new three-year, $65 million revolving line of credit and term loan (the "New Credit Facility") with a syndicate of banks (the "Lenders") led by NationsBank, N.A., which replaced the Prior Credit Facility. As a condition to the Company obtaining the New Credit Facility from the Lenders, the Partnerships agreed with the Company that they would waive certain of their rights under the Certificate of Designation in connection with the redemption of their remaining 40,000 shares of Preferred Stock, Series 1998 and agreed that any further redemptions would only be permitted in the future if certain financial loan covenants are satisfied by the Company.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

   The stockholders (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) who, to the knowledge of the Board of Directors of the Company beneficially owned more than five percent of the Common Stock as of April 27, 1999 (other than Lee H. Edelstein, John W. Fitzgerald, John H. Foster and Stephen F. Nagy who are listed in the table under Election of Directors), each executive officer named in the Summary Compensation Table of the Company and all directors and officers as a group, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                        Shares of Common Stock
Name and Address                          Beneficially Owned   Percent of Class
----------------                        ---------------------- ----------------
Abbingdon Venture Partners
 Limited Partnership-II ...............       1,575,000             16.5%
  1018 West Ninth Avenue
  King of Prussia, PA 19406
Abbingdon Venture Partners
 Limited Partnership-III ..............       1,925,000              20.2%
  1018 West Ninth Avenue
  King of Prussia, PA 19406

Michael Dinkins........................          26,500(1)            *
  Senior Vice President of Finance and
  Administration,
  Chief Financial Officer and Secretary

John Jordan............................         199,210(2)            2.1%
  President of TelAc Teleservices Group

Douglas Rebak..........................         254,016(3)            2.7%
  President of Phoenix Marketing Group

All directors and executive
 officers as a group...................       4,956,441(4)           51.4%
  (fifteen persons)

--------
 * Less than one percent.
(1) Includes 25,000 shares of Common Stock presently issuable upon exercise of options.
(2) Includes 1,000 shares of Common Stock presently issuable upon exercise of options and includes 750 shares of Common Stock owned by Mr. Jordan's wife and 1,500 shares of Common Stock held by a trust for the benefit of Mr. Jordan's children, of which Mr. Jordan's wife is trustee.
(3) Includes 54,303 shares of Common Stock owned by trusts for the benefit of Mr. Rebak's children.
(4) Includes 111,567 shares of Common Stock presently issuable upon exercise of options including executive officers not specifically identified in the table.

  PROPOSAL II: APPROVAL OF AMENDMENT TO THE ACCESS WORLDWIDE 1997 STOCK OPTION
                                      PLAN

   On February 23, 1999, the Board of Directors voted to increase the number of shares of Common Stock to be issued under the Stock Option Plan by 500,000. There will be presented to stockholders at the Meeting a proposal to amend the Stock Option Plan to increase from 800,000 to 1,300,000 the number of shares of the Company's Common Stock available for options under the Stock Option Plan. The amendment would be effected by deleting the first sentence of Section 3 of the Stock Option Plan and substituting in place thereof the following sentence:

     "There shall be available for options under the Plan a total of 1,300,000 shares of Stock, subject to any adjustments which may be made pursuant to Section 5(f) hereof."

   Effective May 1, 1997, the Board of Directors and the stockholders of the Company initially adopted the Stock Option Plan to attract and retain key personnel. The following discussion of the material features of the Stock Option Plan is qualified by reference to the text of the Stock Option Plan as proposed to be amended and as filed as Exhibit A to this Proxy Statement. Under the amended Stock Option Plan, options to purchase up to an aggregate of 1,300,000 shares of Common Stock may be granted to key employees of the Company or its subsidiaries, and to officers and directors of the Company.

   The Compensation Committee of the Board of Directors, through the Stock Option Subcommittee, administers the Stock Option Plan and determines the persons who are to receive options and the number of shares of Common Stock to be subject to each option. In selecting individuals for options and determining the terms thereof, the Compensation Committee may consider any factors it deems relevant including present and potential contributions to the success of the Company. Options granted under the Stock Option Plan must be exercised within a period fixed by the Compensation Committee, which may not exceed ten years from the date of the option or, in the case of incentive stock options granted to any holder on the date of grant of more than ten percent of the total combined voting power of all classes of stock of the Company, five years from the date of grant of the option. Options may be made exercisable in whole or in installments, as determined by the Compensation Committee.

   Options may not be transferred other than by will or the laws of descent and distribution and during the lifetime of an optionee may be exercised only by the optionee or, if approved by the Compensation Committee, to immediate family members or charitable organizations. The per share exercise price may not be less than the per share market value of the Common Stock on the date of grant of the option. In the case of incentive stock options granted to any holders on the date of grant of more than ten percent of the total combined voting power of all classes of stock of the Company and its subsidiaries, the exercise price may not be less than 110% of the market value per share of the Common Stock on the date of grant. Unless designated as "incentive stock options" intended to qualify under Section 422 of the Code, options which are granted under the Stock Option Plan are intended to be "nonstatutory stock options." The exercise price may be paid in cash, shares of Common Stock owned by the optionee, or in a combination of cash and shares.

   The Stock Option Plan provides that the maximum number of shares of Common Stock which may be subject to options granted to any person during any fiscal year of the Company is 150,000 shares.

   The Stock Option Plan provides that, in the event of changes in the corporate structure of the Company or certain events affecting the Common Stock, the Compensation Committee may, in its discretion, make adjustments with respect to the number of shares which may be issued under the Stock Option Plan or which are covered by outstanding options, in the exercise price per share, or both. The Compensation Committee may in its discretion provide that, in connection with any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, outstanding options under the Stock Option Plan will become exercisable in full or in part, notwithstanding any other provision of the Stock Option Plan or of any outstanding options granted thereunder, on and after (i) 15 days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

   In 1998, the Company granted options to purchase a total of 769,550 shares of Common Stock including options to purchase 265,000 shares of Common Stock granted to executive officers and directors of the Company.

   As of March 31, 1999, options to purchase an aggregate of 793,450 shares of Common Stock were outstanding under the Stock Option Plan. As of such date, 6,550 shares remained available for option grants under the Stock Option Plan.

   The Board believes that, without the proposed increase, the Stock Option Plan has an insufficient number of shares available for option grants. The Board believes that the future success of the Company depends upon attracting and retaining the most qualified management and employees, and the amendment increasing the number of shares available for option grants to management and employees will assist the Company in attracting and retaining persons of superior ability and inspiring their efforts on behalf of the Company. The Board believes that the amendment is in the best interests of the Company.

   The Board believes that the proposed increase in the number of shares available for option grants will be advantageous to the Company and its stockholders. The foregoing amendment has been adopted by the Board, subject to stockholder approval. The amendment will not become effective unless approved by the holders of a majority of the shares of Common Stock present and voting thereon at the Meeting (at which a quorum is present). THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE STOCK OPTION PLAN. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of adoption of the amendment to the Stock Option Plan unless otherwise instructed therein.

             III. RATIFICATION OF SELECTION INDEPENDENT ACCOUNTANTS

   The Board of Directors of the Company has selected PricewaterhouseCoopers LLP to serve as independent accountants for the Company for the fiscal year ending December 31, 1999. Such firm has examined the financial statements of the Company since the Company's inception. The Board of Directors considers PricewaterhouseCoopers LLP to be eminently qualified.

   Although it is not required to do so, the Board of Directors is submitting its selection of the Company's accountants for ratification at the Meeting in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO EXAMINE THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

   A representative of PricewaterhouseCoopers LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                               IV. OTHER MATTERS

   The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                 MISCELLANEOUS

   All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and employees of the Company and its subsidiaries personally, or by mail, telephone or telecopier, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

   It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company by December 31, 1999 in order to be considered for inclusion in the Company's Proxy Statement relating to such meeting. In the event that a stockholder fails to notify the Company by March 15, 2000 of an intent to be present at the Company's 2000 Annual Meeting of Stockholders in order to present a proposal for a vote, the Company will have the right to exercise its discretion and to vote against the proposal, if presented, without including any information about the proposal in its proxy materials.

                           ANNUAL REPORT ON FORM 10-K

   A copy of the Company's Annual Report on Form 10-K, including the financial statements for the fiscal year ended December 31, 1998, which has been filed with the Securities and Exchange Commission, is included in the Annual Report accompanying this Proxy Statement.

April 30, 1999

                                                                       Exhibit A

                     ACCESS WORLDWIDE COMMUNICATIONS, INC.
                             1997 STOCK OPTION PLAN

   1. Purposes of Plan. The purposes of this Plan, which shall be known as the Access Worldwide Communications, Inc. 1997 Stock Option Plan and is hereinafter referred to as the "Plan", are (i) to provide incentives for key employees, directors, consultants and other individuals providing services to Access Worldwide Communications, Inc. (the "Company") and its subsidiary or parent corporations (within the respective meanings of Sections 424(f) and 424(e) of the Internal Revenue Code of 1986, as amended (the "Code"), and referred to herein as "Subsidiary" and "Parent", respectively, and such Parent and each Subsidiary are referred to herein individually as an "Affiliate" and collectively as "Affiliates") by encouraging their ownership of the common stock, $.01 par value, of the Company (the "Stock") and (ii) to aid the Company in retaining such key employees, directors, consultants and other individuals upon whose efforts the Company's success and future growth depends and in attracting other such employees, directors, consultants and individuals.

   2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors or a subcommittee of the Compensation Committee appointed by the Compensation Committee, as hereinafter provided (the committee or subcommittee administering the Plan is hereinafter referred to as the "Committee"). For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, to make such determinations and interpretations, and to take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Optionees (as hereinafter defined) and their legal representatives and beneficiaries.

   The Committee shall consist of not fewer than two members of the Board of Directors. Unless otherwise determined by the Board of Directors, all members of the Board of Directors who serve on the Committee shall be "Non- Employee Directors" (as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended) and "outside directors" as defined in Treasury Regulation (S) 1.162-27(e)(3). The Compensation Committee shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

   3. Stock Available for Options. There shall be available for options under the Plan a total of 1,300,000 shares of Stock, subject to any adjustments which may be made pursuant to Section 5(f) hereof. Shares of Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise shall be available for further options hereunder. The maximum number of options which may be granted to any person under the Plan during any fiscal year of the Company shall not exceed 150,000 shares.

   4. Eligibility. Options under the Plan may be granted to key employees of the Company or any Affiliate, including officers or directors of the Company or any Affiliate, and to consultants and other individuals providing services to the Company or any Affiliate (each such grantee, an "Optionee"). Options may be granted to eligible individuals whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company. In selecting individuals for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the individual's present and potential contributions to the success of the Company and its Affiliates. Service as an employee, director, officer or consultant of or to the Company or any Affiliate shall be considered employment for purposes of the Plan (and the period of such service shall be considered the period of employment for purposes of Section 5(d) of this Plan); provided, however, that incentive stock options may be granted under the Plan only to an individual who is an "employee" (as such term is used in Section 422 of the Code) of the Company or any Affiliate.

   5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

     (a) Option Price. The price at which each share of Stock covered by an option granted under the Plan may be purchased shall not be less than the Market Value (as defined in Section 5(c) hereof) per share of Stock on the date of grant of the option. The date of the grant of an option shall be the date specified by the Committee in its grant of the option.

     (b) Option Period. The period for exercise of an option shall in no event be more than ten years from the date of grant, or in the case of any option intended to be an incentive stock option granted to an individual owning, on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, more than five years from the date of grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period.

     (c) Exercise of Options. In order to exercise an option, the Optionee shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier's check payable to the order of the Company in the full amount of the purchase price therefor; provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize; and provided further that such purchase price may be paid in shares of Stock owned by the Optionee having an aggregate Market Value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Stock. For purposes of the Plan, the Market Value per share of Stock shall be the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the closing high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the last sale price reported on the NASDAQ SmallCap Market on such date, or the average of the closing high bid and low asked prices in the over-the-counter market on such date, whichever is applicable, or if there are no such prices reported on NASDAQ or in the over- the-counter market on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him.

     (d) Effect of Termination of Employment. An option may not be exercised after the Optionee has ceased to be in the employ of the Company or any Affiliate, except in the following circumstances:

       (i)If the Optionee's employment is terminated by action of the Company or an Affiliate, or by reason of disability or retirement under any retirement plan maintained by the Company or any

    Affiliate, the option may be exercised by the Optionee within three months after such termination, but only as to any shares exercisable on the date the Optionee's employment so terminates;

       (ii)In the event of the death of the Optionee during the three month period after termination of employment covered by (i) above, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of his death to exercise any options which were exercisable by the Optionee at the time of his death; and

       (iii) In the event of the death of the Optionee while employed, the option shall thereupon become exercisable in full, and the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of the Optionee's death to exercise such option. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by
    Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in the preceding sentence, be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence.

     In no event shall any option be exercisable more than ten years from the date of grant thereof. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate to terminate his employment at any time.

     (e) Limitation on Transferability of Options. Except as provided in this
  Section 5(e), during the lifetime of an Optionee, options held by such Optionee shall be exercisable only by him and no option shall be transferable other than by will or the laws of descent and distribution. The Committee may, in its discretion, provide that during the lifetime of an Optionee, options held by such Optionee may be transferred to or for the benefit of a member of his immediate family or to a charitable organization exempt from income tax under Section 501(c)(3) of the Code. For purposes hereof, the term "immediate family" of an Optionee shall mean such Optionee's spouse and children (both natural and adoptive), and the direct lineal descendants of his children.

     (f) Adjustments for Change in Stock Subject to Plan. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option price per share, or both, and, in the case of a merger, consolidation or other transaction pursuant to which the Company is not the surviving corporation or pursuant to which the holders of outstanding Stock shall receive in exchange therefor shares of capital stock of the surviving corporation or another corporation, the Committee may require an Optionee to exchange options granted under the Plan for options issued by the surviving corporation or such other corporation.

     (g) Acceleration of Exercisability of Options Upon Occurrence of Certain Events. The Committee may, in its discretion, provide in the case of any option granted under the Plan that, in connection with any merger or consolidation which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, such option shall become exercisable in full or part, notwithstanding any other provision of the Plan or of any outstanding options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Sections 5(b) and 5(d).

     (h) Registration, Listing and Qualification of Shares of Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

     (i) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

   6. Additional Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan to eligible employees which constitute "incentive stock options" within the meaning of
Section 422 of the Code; provided, however, that (a) the aggregate Market Value of the Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed the limitation set forth in Section 422(d) of the Code; (b) if the Optionee owns on the date of grant securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Affiliate, the price per share shall not be less than 110% of the Market Value per share on the date of grant and (c) Section 5(d)(ii) hereof shall not apply to any incentive stock option.

   7. Amendment and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted hereunder after May 1, 2007; provided, however, that the Board of Directors may at any time prior to that date terminate the Plan. The Board of Directors may at any time amend the Plan or any outstanding options. No termination or amendment of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

   8. Stockholder Approval of Plan. The establishment of the Plan shall be subject to approval by a majority of the votes cast thereon by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or by a method and in a degree that would be treated as adequate under the applicable law of the Company's state of incorporation, and no option granted hereunder shall be exercisable prior to such approval.

   9. Withholding. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an option, that the Optionee (or any beneficiary, transferee or person entitled to act under Sections 5(d) or 5(e) hereof) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue such shares of Stock.

   10. Issuance of Certificates; Legends. The Company may endorse such legend or legends upon the certificates for shares of Stock issued upon the exercise of an option granted hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as, in its absolute discretion, it determines to be necessary or appropriate.

   12. Other Actions. Nothing contained in this Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

Amended February 23, 1999

                     ACCESS WORLDWIDE COMMUNICATIONS, INC.

            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MAY 25, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned, a stockholder of ACCESS WORLDWIDE COMMUNICATIONS, INC., does hereby appoint John Fitzgerald and Michael Dinkins, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote at the Annual Meeting of Stockholders to be held May 25, 1999 at 9:00 a.m., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

                (Continued and to be Completed on Reverse Side.)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders

                     ACCESS WORLDWIDE COMMUNICATIONS, INC.

                                  May 25, 1999




{X}     PLEASE MARK                         WITHHOLD
        YOUR VOTES                         AUTHORITY
        AS THIS                           to vote for
        EXAMPLE.                FOR       nominees listed
1.   Election of Directors.     {  }              Nominees:  Peter D. Bewley
                                                             Liam S. Donohue
                                                             Lee H. Edelstein
                                                             John W. Fitzgerald
                                                             John H. Foster
                                                             Stephen F. Nagy
                                                             Shawkat Raslan


2.  Approve the Amendment to the Company's 1997 Stock Option Plan.

    FOR         AGAINST         ABSTAIN
    { }           { }             { }

3. Ratification of appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 1999

    FOR         AGAINST         ABSTAIN
    { }           { }             { }


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
 INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN
 THE SPACE PROVIDED BELOW)

The Board of Directors favors a vote "FOR" each item.

4. In their discretion on such other matters which may properly come before the meeting.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Stockholder(s) Sign Here                 (L.S.)                Dated
                        -----------------      ---------------      ----------

NOTE: Please sign exactly as your name appears on this proxy. If your stock is jointly owned, both parties must sign. Fiduciaries and representatives should so indicate when signing, and when more than one is named, a majority should sign.